UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34810

Delaware	33-059-5156
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12117 Bee Caves Road, Building Three, Suite 100, Austin, TX 78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 8, 2013, Vermillion, Inc. (the “Company”) entered into a securities purchase agreement (the “Agreement”) in connection with a private placement, pursuant to which existing and new investors (the “Purchasers”) have agreed, subject to closing conditions, to purchase 8,000,000 shares of the Company’s common stock (the “Shares”) at a price per share of $1.46 and 12,500,000 warrants (the “Warrants”) at a price per warrant of $0.125. The Warrants will be exercisable for 12,500,000 shares of common stock at an exercise price of $1.46 per share. The Company announced the transaction in a press release on May 9, 2013, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Neither the Shares nor the Warrants described in Item 1.01 have been registered under the Securities Act of 1933, as amended (the “Act”). The Company is relying on the private placement exemption from registration provided by Section 4(2) of the Act, as a transaction by an issuer not involving a public offering. The aggregate consideration to be paid by the Purchasers at closing is $13,242,500 cash. The Warrants are exercisable at any time and from time to time from and after the 90th day following the closing date through and including the date that is three (3) years following the closing date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit No.	Description.

99.1	Press Release dated May 9, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: May 10, 2013	By:	/s/ Eric J. Schoen
Eric J. Schoen
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 9, 2013